Exhibit 10.34.2
January 30, 2012

Mr. Brian Lynch
288 Chestnut Hill Road
Wilton, CT 06897

Re:	Amendment to Confidentiality, Non-Solicitation of Associates and Non-Competition Agreement

Dear Brian:

In consideration of your continued employment and other good and valuable consideration, this will confirm our agreement to amend Clause (2) of Paragraph 10 of the Confidentiality, Non-Solicitation of Associates and Non-Competition Agreement you executed on June 9, 2008, as amended by letter agreement on December 17, 2008 (the “Agreement”), as follows:

Effective January 30, 2012, Clause (2) of Paragraph 10 of the Agreement is hereby deleted in its entirety and replaced with the following:

“(2) action by the Company resulting in a diminution of your responsibilities as Brand President of the Ann Taylor division and as President of ATFS and LOS divisions;”
Except as amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

Please sign the enclosed copy of this letter and return it to me to acknowledge your acceptance of the amended language set forth above.

Very truly yours,

/s/ Kay Krill

Kay Krill
President & Chief Executive Officer

Agreed:

/s/ Brian Lynch
Brian Lynch

Date: January 30, 2012